UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

HECLA MINING CO/DE/

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive Suite 200
Coeur D'Alene, Idaho		83815-9408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 769-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 25, 2026, Hecla Mining Company (“Hecla” or the “Company”) issued a news release (the “News Release”) announcing the completion of the previously announced sale of all of the issued and outstanding shares of Hecla Quebec Inc. to 17629346 Canada Inc., an affiliate of Orezone Gold Corporation. The transaction was previously announced by Hecla on January 26, 2026 and disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2026, which is incorporated herein by reference.

Item 8.01 Other Events

In the News Release, the Company also announced it had delivered a notice of redemption of the Company’s remaining $263 million 7.25% Senior Notes due 2028 (the “Notes”). The Company will redeem in full the remaining principal amount of the Notes outstanding on or about April 9, 2026 (the “Redemption Date”). The redemption price will be equal to 100.00% of the outstanding principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Neither this Current Report on Form 8-K nor the News Release constitutes a notice of redemption of the Notes. If you hold Notes, please refer to the notice of redemption for redemption instructions and other information regarding the redemption of the Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1
Share Purchase Agreement (“Agreement”), dated January 26, 2026, among Hecla Mining Company, 17629346 Canada Inc. and Orezone Gold Corporation (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on January 28, 2026 (File No. 1-8491)).*

99.1	News Release dated March 25, 2026**
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* The Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov. The Agreement contain representations and warranties Hecla and Orezone made. The assertions embodied in Hecla’s representations and warranties are qualified by information in a confidential disclosure letter that we delivered in connection with signing the Agreement. While we do not believe that it contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts since they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreement, which subsequent information many or may not be fully reflected in public disclosures.

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hecla Mining Company

Date:	March 25, 2026	By:	/s/ David C. Sienko

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